Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2021, relating to the financial statements of Bridge Investment Group Holdings Inc. appearing in the Registration No. 333-257290 on Form S-1 of Bridge Investment Group Holdings Inc.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

July 20, 2021